                                  EXHIBIT 4.1

                   WARRANT TO PURCHASE 3,000,000 SHARES OF
                   COMMON STOCK OF SEARCH CAPITAL GROUP, INC.
                   DATED AS OF NOVEMBER 30, 1995

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THE WARRANTS NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, CONVEYED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR AN EXEMPTION THEREFROM, UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER.

                                                             CERTIFICATE NO. 300

                              WARRANT TO PURCHASE

                        3,000,000 SHARES OF COMMON STOCK
                                       OF
                           SEARCH CAPITAL GROUP, INC.

                        EXERCISE PRICE: $2.00 PER SHARE

         This certifies that, for value received, Hall Financial Group, Inc. or its registered assigns (each, a "Holder") is entitled to purchase, subject to the provisions of this Certificate, from Search Capital Group, Inc., a Delaware corporation ("Search"), until 5:00 p.m., Dallas, Texas time on November 30, 2000, up to an aggregate of 3,000,000 fully paid and nonassessable shares of the Common Stock, par value $0.01 each, of Search ("Common Stock") at a purchase price of $2.00 per share. The purchase price payable for each share of Common Stock is referred to herein as the "Warrant Price". This agreement (the "Warrant Agreement") is entered into in connection with the Funding Agreement between the Search Parties (Search, Search Funding Corp., Automobile Credit Acceptance Corp., Automobile Credit Holdings, Inc. and Newsearch, Inc.) and Hall Financial Group, Inc. dated November 30, 1995 (the "Funding Agreement").

         Section 1. Exercise of Warrants. Subject to the provision hereof, the Warrants may be exercised in whole or in part for a period commencing on the date hereof and ending at 5:00 p.m. Dallas, Texas time on November 30, 2000, by presentation and surrender of this Certificate to Search at the office or agency of Search maintained for that purpose pursuant to
Section 13 hereof (the "Warrant office or agency"), with the Purchase Form annexed accompanied by payment to Search of the aggregate Warrant Price for the number of shares specified in such Purchase Form. Payment of such aggregate Warrant Price may be made at the option of the Holder in cash, by certified or official bank check or by wire transfer.

         Upon presentation of this Certificate and the properly completed and executed Purchase Form and upon payment of the aggregate Warrant Price as aforesaid, Search shall, within five business days of such presentation and payment, cause to be issued and delivered to the Holder, or upon the written order of the Holder, to such person or persons (including all natural person, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions, all referred to as "Person" or "Persons" herein) as the Holder may designate,





Warrant to Purchase - Page 1
a certificate or certificates for the number of full shares of Common Stock specified in such Purchase Form. Upon receipt by Search of this Certificate, together with the completed Purchase Form and payment as aforesaid at the Warrant office or agency, the Holder or the Holder's assignee or designee shall be deemed to be the holder of record of the number of shares of Common Stock issuable upon exercise of the Warrants as specified in such Purchase Form, notwithstanding that certificates representing such shares of Common Stock shall not then have been actually delivered to the Holder. If the Warrants should be exercised in part only, Search shall, upon surrender of this Certificate for cancellation, execute and deliver a new Certificate evidencing the remaining Warrant or Warrants.

         All shares of Common Stock issued upon exercise of the Warrants shall be duly authorized and validly issued, fully paid and nonassessable but shall be subject to the same restrictions on transfer and will contain the same transfer legend found on the face of this Warrant.

         Section 2. Payment of Taxes. Search shall pay all expenses and any and all United States federal, state and local taxes and other charges (and all foreign taxes and other charges imposed by any jurisdiction otherwise than by reason of a connection between the Holder and such jurisdiction) that may be payable in connection with the preparation, issuance and delivery of Warrant certificates and stock or other certificates issuable upon exercise hereof, except that Search shall not be required to pay any tax based upon income of the Holder or which may be payable in respect of any transfer involved in the issuance and delivery of Warrant certificates or certificates for shares of Common Stock if such tax arises from a delivery of Warrant certificates or certificates for shares of Common Stock in a name other than that of the Holder of this Certificate.

         Section 3. Reservation of Shares; Preservation of Rights; Preservation of Rights of Holder. Search hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of the Warrants, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock as shall be required for issuance or delivery upon the exercise of the Warrants.

         Section 4. Fractional Shares. Search shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants.

         Section 5. Investment Intent. The owner represents that he is acquiring this Warrant for his own account (and not for the account of others) for investment and not with a view to the distribution thereof.

         Section 6. Exchange, Transfer, Assignment or Loss of Certificate. This Certificate is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Search at the Warrant office or agency, for other Certificates of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Search shall keep at the Warrant office or agency a register for registration of Warrants and transfers of Warrants.





Warrant to Purchase - Page 2

This Certificate is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specific Person, subject to compliance with applicable securities laws. Upon surrender of this Certificate to Search at the Warrant office or agency with the Assignment Form annexed hereto (the "Assignment Form") duly executed, funds sufficient to pay any transfer tax, as specified in Section 2 hereof (and in the event the transfer is to anyone other than an affiliate of the Holder, a legal opinion reasonably satisfactory to Search that such transfer will not violate any applicable securities laws), Search shall, without charge, promptly execute and deliver a new Certificate in the name of the assignee named in such Assignment Form and this Certificate shall promptly be canceled; provided, however, that upon any such assignment there shall be filed with Search the address of the registered owner of Warrants represented by each new Certificate delivered. If and when this Certificate is assigned in blank, Search shall treat the bearer hereof as the absolute owner of the Warrants represented hereby for all purposes and Search shall not be affected by any notice to the contrary. A Warrant, if properly assigned, may be exercised by an assignee without having a new Certificate issued.

         The Warrants represented by this Certificate may be divided or combined with other Warrants which carry the same rights upon presentation and surrender hereof to Search at the Warrant office or agency, together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon presentation and surrender of any Warrant or Warrants for division or combination, together with such written notice, Search will issue a new Warrant or Warrants, at its own expense, in the denominations requested entitling the Holders thereof to purchase the same aggregate number of shares of Common Stock as the Warrant or Warrants so surrendered. Such new Warrant or Warrants will be registered in the name of the Holder submitting such request and delivered to such Holder, unless such Holder shall have submitted a properly executed Assignment Form, funds sufficient to pay any transfer tax, as specified in Section 2 hereof, and in the event the transfer is to anyone other than an affiliate of the Holder, a legal opinion reasonably satisfactory to Search that such transfer will not violate any applicable securities laws. In any such case, such of the new Warrants as shall have been assigned by the Holder shall be registered in the name of and delivered to the Holder's assignee or designee; provided, however, that upon any such assignment there shall be filed with Search the address of the registered owner of Warrants represented by each new Certificate delivered. Any Warrant surrendered for division or combination shall be canceled promptly upon the issuance of such new Warrant or Warrants. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided, combined or exchanged.

         Upon receipt by Search of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Certificate, if mutilated, Search will promptly execute and deliver a new Certificate of like tenor and date.
The Warrants represented by any such new Certificate so executed and delivered shall constitute an additional contractual obligation on the part of Search, whether or not the Warrants represented by this Certificate so lost, stolen, destroyed or mutilated





Warrant to Purchase - Page 3
shall be at any time enforceable by anyone.

         Section 7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in Search, including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders of receive dividends.

         Section 8. Effect of Stock Split, etc. If Search, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

                 (1) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

                 (2) the Warrant Price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Warrant Price or the number of shares purchasable under this or any other Warrants of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant Price per share and the number of shares purchasable as the Warrant Price per share and the number of shares purchasable were expressed in the Warrants when initially issued.

         Section 9. Effect of Merger, etc. If Search consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase (with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective) the same securities or other consideration that a holder of one share of Common Stock would be entitled as a result of the consolidation or merger, so to assure that, following such merger or consolidation, all the provisions of this option shall be applicable as reasonably possible to any securities or other consideration so deliverable on exercise of this option. Search shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than Search) assumes the obligations of this
Section 9 by written instrument executed and mailed to the registered owner at the address of the owner on the books of Search. A sale or lease of all or substantially all the assets of Search for consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

         Section 10.      Registration of Restricted Securities.

                 10.1     Registration on Request.

                          10.1.1  Request.  Subject to the limitations provided
herein, at any time after the date hereof, upon the written request (specifying that it is being made pursuant to this Section 10.1) of one or more Holders of the Common Stock issued pursuant to this Warrant Agreement ("Restricted Securities") representing 51% or more of the Restricted





Warrant to Purchase - Page 4

Securities at the time outstanding, requesting that Search effect the registration under the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time (the "Securities Act") of all or part of the Registrable Securities (all Common Stock owned now or in the future by Hall Financial Group, Inc. whether obtained pursuant to this Warrant Agreement, pursuant to the Plan Funding Commitment contained in the Funding Agreement, or as shares convertible (the "Convertible Shares") pursuant to the Convertible Note ("Note III") dated November 27, 1995, executed in connection with the Funding Agreement and all Common Stock issued pursuant to this Warrant Agreement) (but in any event not less than the lesser of (i) 50% of the Registrable Securities and (ii)Registrable Securities the expected price to the public of which exceeds $5,000,000), and specifying (x) the intended method of disposition thereof, (y) whether or not such requested registration is to be an underwritten offering, and (z) the price range (net of underwriting discounts and commissions) acceptable to such Holder or Holders to be received for such Registrable Securities, Search will within 10 business days after Search receives such written request give written notice of such requested registration to all other Holders of Registrable Securities and thereupon Search will use reasonable efforts to effect the registration under the Securities Act of:

                                  10.1.1.1         the Registrable Securities
which Search has been so requested to register by such Holders, and

                                  10.1.1.2         all other Registrable
Securities which Search has been requested to register by the other Holders thereof by written request given to Search within 30 days after the giving of such written notice by Search (which request shall specify the same information called for by the original request to effect registration described above), all to the extent requisite to permit the disposition (in accordance with Section
10.1.2 hereof) of the Registrable Securities so to be registered.

                                  10.1.1.3         If Search is required to
effect a registration pursuant to this Section 10.1 and Search furnishes to the Holders of Registrable Securities requesting such registration a certificate signed by the President of Search stating that in the good faith judgment of the Board of Directors of Search it would be seriously detrimental to Search and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and it is therefore necessary to defer the filing of such registration statement, Search shall have the right to defer such filing for a period of not more than 120 days after receipt of the request for such registration from the Holder or Holders of Registrable Securities requesting such registration; provided that during such time Search may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than the Holder or Holders of Registrable Securities requesting such registration.

                                  10.1.4   Search shall be olbigated to affect
no more than two registrations pursuant to this Section 10.1.





Warrant to Purchase - Page 5
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                          10.1.2  Method of Distribution.  The Holders of 51%
of the Registrable Securities to be included in such registration statement shall determine the method of distribution of the Registrable Securities so included; provided, however, that if no agreement of Holders of 51% or more of the Registrable Securities to be included in such registration statement is obtained, then if Holders of more than 30% of the Registrable Securities to be included in such registration statement request an underwritten public offering, an underwritten public offering shall be the method of distribution with other methods permitted to the extent the managing underwriter for such offering, in its sole discretion, agrees to other methods of distribution being covered by such registration statement.

                          10.1.3  Registration of Other Securities.  Whenever
Search shall effect a registration pursuant to this Section 10.1 in connection with an underwritten offering, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or
(b) the Holders of more than 51% or more of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

                          10.1.4  Registration Statement Form.  Registrations
under this Section 10.1 shall be on such appropriate registration form of the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act (the "Commission") Commission (i) as shall be selected by Search and as shall be reasonably acceptable to the Holders of more than 50% of the Registrable Securities to be registered, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition selected pursuant to Section 10.1.2 hereof.

                          10.1.5  Expenses.  Except as otherwise provided in
this Section 10.1.5 or in Section 10.1.9, all expenses incurred in connection with one effective registration pursuant to Section 10.1 hereof and each registration pursuant to Section 10.2 hereof (excluding in each case underwriting discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for Search including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any, shall be borne by Search. In all cases, each Holder of Registrable Securities shall pay the underwriting discounts and commissions applicable to the securities sold by such Holder.

                          10.1.6  Effective Registration Statement.  A
registration requested pursuant to this Section 10.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause





Warrant to Purchase - Page 6
of the failure of such registration statement to become effective shall be attributable to one or more Holders of Registrable Securities whose Restricted Securities were to have been included in such registration statement), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Registrable Securities offered thereby, (iii) if after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated due to factors beyond the control of the Holders of such Registrable Securities, including without limitation in the context of a proposed firm commitment underwriting, the fact that the underwriters have advised the Holders of such Registrable Securities that such Registrable Securities cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to one or more Holders of Registrable Securities whose Registrable Securities were included in such registration statement).

                          10.1.7  Selection of Underwriters.  If a requested
registration pursuant to this Section 10.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by Search with the approval of the Holders of more than 50% of the Registrable Securities to be so registered.

                          10.1.8  Priority in Requested Registrations.  If a
requested registration pursuant to this Section 10.1 involves an underwritten offering, and the managing underwriter shall advise Search in writing (with a copy to each Person requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of more than 50% of the Registrable Securities requested to be included in such registration, then the Registrable Securities requested to be registered pursuant to this Section 10.1 shall be reduced to the number of Registrable Securities which Search is so advised can be sold in (or during the time of) such offering by decreasing the Registrable Securities requested to be registered (pro rata among the Persons requesting such registration on the basis of the percentage of Registrable Securities held by such Person immediately prior to the filing of the registration statement with respect to such registration). In connection with any registration as to which the provisions of this clause apply, no securities other than Registrable Securities shall be covered by such registration.

                 10.2     Incidental Registration.

                          10.2.1  Right to Include Registrable Securities.  If
Search at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public and other than pursuant to Section 10.1 hereof), whether or not for sale for its own account, it will each such time, at





Warrant to Purchase - Page 7
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least 30 days prior to filing the registration statement, give written notice to all Holders of Registrable Securities of its intention to do so. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), Search will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Search has been so requested to register by the Holders of such Registrable Securities, to the extent requisite to permit the disposition (determined pursuant to the provisions of Section 10.1.2 hereof) of the Registrable Securities so to be registered; and if prior to the effective date of the registration statement filed in connection with such registration, Search shall determine for any reason not to register or to delay registration of such securities, Search may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 10.1.5 hereof), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 10.1 hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 10.2.1, for the same period as the delay in registering such other securities. No registration effected under this Section 10.2 shall relieve Search of its obligation to effect any registration upon request under Section 10.1 hereof.

                          10.2.2  Priority in Incidental Registrations.  If (i)
a registration pursuant to this Section 10.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of Search, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of Holders of Registrable Securities are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform Search and the Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then Search may include in such offering all securities proposed by Search to be sold for its own account and may decrease the number of Registrable Securities and other securities of Search that Persons have requested to be included in such registration by, to the extent necessary, decreasing the Registrable Securities requested to be registered (pro rata among the Persons requesting such registration on the basis of the percentage of Registrable Securities held by such Person immediately prior to the filing of the registration statement with respect to such registration).

                 10.3 Registration Procedures. If and whenever Search is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 10.1 and 10.2 hereof, Search will, subject to the limitations provided herein, as expeditiously as possible:





Warrant to Purchase - Page 8

                          10.3.1  prepare and (as soon thereafter as possible
or in any event no later than 60 days after the end of the period within which requests for registration may be given to Search or such longer period as Search shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that Search may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 10.2.1 hereof, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

                          10.3.2  prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that Search shall not in any event be required to keep the registration statement effective for a period of more than nine months after such registration statement becomes effective;

                          10.3.3  furnish to each seller of Registrable
Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

                          10.3.4  use its best efforts to register or qualify
all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that Search shall not in any event be required to keep such registration or qualification in effect for a period of more than nine months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Search shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision 10.3.4 be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                          10.3.5  use its best efforts to cause all Registrable
Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the





Warrant to Purchase - Page 9
seller or sellers thereof to consummate the disposition of such Registrable Securities;

                          10.3.6  furnish to each seller of Registrable
Securities a copy, or, upon request, a signed counterpart, addressed to such seller (and the underwriters, if any) of

                                  (x)      an opinion of counsel for Search,
dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                                  (y)      a "comfort" letter addressed to the
underwriters, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited Search's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion such other legal matters, as such seller or such Holder (or the underwriters, if any) may reasonably request;

                          10.3.7  notify each seller of Registrable Securities
covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                          10.3.8  otherwise use reasonable efforts to comply
with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have delivered to Search an opinion of counsel that such amendment or supplement





Warrant to Purchase - Page 10
does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                          10.3.9  provide and cause to be maintained a transfer
agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                          10.3.10 use its best efforts to list all Registrable
Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

                          10.3.11 refrain from making any sale or distribution
of its stock or similar securities ("Equity Securities"), except pursuant to any employee stock option plan and any preexisting agreement for the sale of such securities, for at least ninety (90) days after the closing of the public offering pursuant to such registration.

                 It shall be a condition precedent to the obligations of Search to take any action with respect to registering a Holder's Registrable Securities pursuant to this Section 10.3 that such seller of Registrable Securities as to which any registration is being effected furnish Search in writing such information regarding such seller, the Registrable Securities and other securities of Search held by such seller, and the distribution of such securities as Search may from time to time reasonably request in writing. If a Holder refuses to provide Search with any of such information on the grounds that it is not necessary to include such information in the registration statement, Search may exclude such Holder's Registrable Securities from the registration statement if Search provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

                 Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from Search of the happening of any event of the kind described in subdivision 10.3.7 of this
Section 10.3, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision 10.3.7 of this
Section 10.3 and, if so directed by Search, will deliver to Search (at Search's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                 10.4     Underwritten Offerings.

                          10.4.1  Requested Underwritten Offerings.  If
requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a





Warrant to Purchase - Page 11
registration requested under Section 10.1 hereof, Search will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each Holder of Registrable Securities being registered and the underwriters and to contain such representations and warranties by Search and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 10.6 hereof. Each such Holder of Registrable Securities will cooperate with Search in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of Search regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of Search. If requested by the underwriters of any underwritten offering pursuant to a registration under Section 10.1 hereof, each Holder of Restricted Securities agrees to enter into an agreement with such underwriters not to sell his or its shares of stock in Search for a period of time (not to exceed ninety days) after the effectiveness of a registration statement equal to the period of time which the sellers of Registrable Securities in such registration have agreed not to sell their shares after the effectiveness of such registration statement. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Search to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with Search or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and other securities of Search, such Holder's intended method of distribution, and any representations, warranties or agreements required by law.

                          10.4.2  Incidental Underwritten Offerings.  If Search
at any time proposes to register any of its securities under the Securities Act as contemplated by Section 10.2 hereof and such securities are to be distributed by or through one or more underwriters, Search will, if requested by any Holder of Registrable Securities as provided in Section 10.2 hereof and subject to the provisions of Section 10.2.2 hereof, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder owning the securities to be distributed by such underwriters.
In such event, the Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between Search and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Search to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to or agreements with Search or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities or other securities of Search, such Holder's intended method of distribution and any representations, warranties or agreements required by law.





Warrant to Purchase - Page 12

                 10.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Search will give the Holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the Holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Search with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                 10.6     Indemnification.

                          10.6.1  Indemnification by Search.  In the event any
Registrable Securities are included in a registration statement under this
Section 10, to the extent permitted by law, Search will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Search will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Search shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense





Warrant to Purchase - Page 13
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Search by such seller expressly for use in the preparation thereof, and provided further that Search shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                          10.6.2  Indemnification by the Sellers.  Search may
require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 10.3 hereof, that Search shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 10.6) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, Search, each director of Search, each officer of Search and each other Person, if any, who controls Search within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to Search by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, Search or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling holder of Registrable Securities under this
Section 10.6.2 be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                          10.6.3  Notices of Claims, etc.  Promptly after
receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this
Section 10.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its





Warrant to Purchase - Page 14
obligations under the preceding subdivisions of this Section 10.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                          10.6.4  Other Indemnification.  Indemnification
similar to that specified in the preceding subdivisions of this Section 10.6 (with appropriate modifications) shall be given by Search and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                          10.6.5  Indemnification Payments.  The
indemnification required by this Section 10.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                          10.6.6  Contribution.  If the indemnification
provided for in this Section 10.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10.6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.





Warrant to Purchase - Page 15

                                  The parties hereto agree that it would not be
just and equitable if contribution pursuant to this Section 10.6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 10.6.6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason on such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  If indemnification is available under this
Section 10.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 10.6.1 through Section 10.6.5 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 10.6.6.

                 10.7 Reporting Requirements Under Exchange Act. Search shall keep effective its registration under Section 12 of the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time (the "Exchange Act") and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by Search under the Securities Act, Search shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

                          Search shall, upon request, furnish any Holder of
Registrable Securities (i) a written statement by Search that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of Search, and (iii) such other reports and documents filed by Search with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. Search acknowledges and agrees that the purposes of the requirements contained in this Section 10.7 are (a) to enable any such Holder to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of Search acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify Search for the use of registration statements on Form S-3. In addition, Search shall take such other measures and





Warrant to Purchase - Page 16
file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. Search also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

                 10.8 Stockholder Information. Search may require each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 10 to furnish Search such information in writing with respect to such Holder and the distribution of such Registrable Securities as Search may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                 10.9 Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

                 10.10 Transfer of Registration Rights. The registration rights granted the Holders of Registrable Securities under this Section 10 may not be transferred without the prior written consent of Search or the Holders of more than 50% of the then-outstanding shares of the Restricted Securities ("Holders of a Majority of the Restricted Securities"), respectively; provided that such registration rights may be transferred, in whole or in part, without such prior written consent upon written notice to Search in connection with the transfer of shares of Restricted Securities to (i) any Person which directly or indirectly controls, is controlled by, or is under common control with, Hall Financial Group, Inc. (an "Affiliate") (ii) to an immediate or remote transferee of Hall Financial Group, Inc. who after such transfer is the Holder of a number of shares of Restricted Securities not less than 50% of the number of such shares purchased by Hall Financial Group, Inc. hereunder including any Convertible Shares purchase pursuant to Note III (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock subsequent to the date of this Agreement).

         Section 11. Notice of Adjustment. On the happening of an event requiring an adjustment of the Warrant Price or the shares purchasable hereunder, Search shall forthwith give written notice to the registered owner stating the adjusted Warrant Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The board of directors of Search, acting in good faith, shall determine the calculation.

         Section 12. Notice and Effect of Dissolution, etc. In case a voluntary or involuntary dissolution, liquidation, or winding up of Search (other than in connection with a consolidation or merger covered by Section 9 above) is at any time proposed, Search shall give at least 10 days' written notice to the registered owner prior to the record date as of





Warrant to Purchase - Page 17
which holders of Common Stock will be entitled to receive distributions as a result of the proposed transactions. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date as of which holders of Common Stock will be entitled to receive distribution as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; (5) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this option and all rights hereunder shall terminate.

         Section 13. Maintenance of Office or Agency. Search shall at all times maintain an office or agency in the United States, where this Certificate may be presented or surrendered for subdivision, combination, registration of transfer or exchange and where notices and demands may be served upon Search in respect of the Warrants. The registrar and transfer agent for this Certificate shall perform its duties as such hereunder promptly and in good faith. Such office or agency shall initially be located at 700 N. Pearl Street, Suite 400, L.B. 401, Dallas, Texas 75201. Search shall give the Holder prior written notice of any change in the address of such office or agency.

         Section 14. GOVERNING LAW. THIS CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE LAWS THEREOF RELATING TO CHOICE OF LAW.

         Section 15. Captions. The captions of the sections and paragraphs of this Certificate have been inserted for convenience only and shall have no substantive effect.

         Section 16. Notices. Any notice, request, demand, consent, or other communication pursuant to this Warrant shall be given when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid as follows:

                 (a)      If to Search at:

                                  Search Capital Group, Inc.
                                  700 N. Pearl Street, Suite 400
                                  L.B. 401
                                  Dallas, TX  75201
                                  Attn.: Joe B. Dorman

   or at such other address as it shall hereafter furnish in writing to the Holder, or





Warrant to Purchase - Page 18

                 (b) if to the Holder, the address of the Holder as it appears on the warrant ledger of Search.

         IN WITNESS WHEREOF, Search Capital Group, Inc. has caused this Certificate to be signed in its name by its President or Vice President and its corporate seal to be imprinted hereon and attested by its Secretary or Assistant Secretary.

         Dated: November 30, 1995

                                                    SEARCH CAPITAL GROUP, INC.

                                                    By: /s/ ROBERT D. IDZI
                                                       ------------------------
                                                    Name: Robert D. Idzi
                                                         ----------------------
                                                    Title: SVP & CFO
                                                          ---------------------





Warrant to Purchase - Page 19

                                 PURCHASE FORM

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate to which this Purchase Form is attached, to purchase Shares~ shares of Common Stock (the "Shares") and herewith tenders payment for such Shares to the order of Search Capital Group, Inc. in the amount of $_________________ in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of Name~, whose address is __________________________________________.
If said number of Shares __________________________________________________
is less than all of the shares of Search Capital Group, Inc. Common Stock purchasable under this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares be issued to and registered in the name of the undersigned.

        Dated:________________

                                Signature:  ________________________________
                                            (Signature must confirm in all
                                            respects to name of holder as
                                            specified on the face of this
                                            Warrant Certificate to which
                                            this Purchase Form is attached.)






Warrant to Purchase - Page 20

                                ASSIGNMENT FORM



         FOR VALUE RECEIVED, _________________________________________________
hereby sells, assigns and transfers unto:

Name____________________________________________________________________________
                   (Please type or print in block letters)

Address_________________________________________________________________________


the right to purchase Search Capital Group, Inc. Common Stock represented by the Warrant Certificate to which this Assignment Form is attached to the extent of Shares~ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________, attorney, to transfer the same on the books of Search Capital Group, Inc. with full power of substitution in the premises.

        Dated:________________

                                Signature:  ________________________________
                                            (Signature must confirm in all
                                            respects to name of holder as
                                            specified on the face of this
                                            Warrant Certificate to which
                                            this Purchase Form is attached.)




Warrant to Purchase - Page 21